Exhibit 16.1

Deloitte & Touche LLP
Certified Public Accountants
Suite 2801
One Independent Drive
Jacksonville, FL 32202-5034
USA

Tel: +1 904 665 1400
Fax: +1 904 665 1600
www.deloitte.com

September 13, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Interline Brands, Inc.’s Form 8-K dated September 13, 2012, and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP

Jacksonville, Florida

Member of
Deloitte Touche Tohmatsu Limited